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                                                                    EXHIBIT 99.1

                             [Front of Proxy Card]

SOLICITED BY THE BOARD OF DIRECTORS OF
SONAT INC.

                        SPECIAL MEETING OF STOCKHOLDERS


                                JANUARY 30, 1998



     The undersigned hereby appoints Ronald L. Kuehn, Jr., Donald G. Russell and William A. Smith, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock, par value $1.00 per share ("Common Stock"), of Sonat Inc. ("Sonat") held of record by the undersigned on December 26, 1997, at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas 77010 on January 30, 1998 at 11:00 a.m., local time, in connection with the approval of the issuance of shares of Sonat Common Stock contemplated by the Agreement and Plan of Merger, dated as of November 22, 1997 (the "Merger Agreement"), between Sonat and Zilkha Energy Company, and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Special Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1.


     SEE REVERSE SIDE (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                            [Reverse of Proxy Card]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK CONTEMPLATED BY THE MERGER
   AGREEMENT.  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                        Please mark, sign, date and return this
                                        proxy card promptly using the enclosed
                                        envelope. Please sign exactly as your
                                        name appears. If acting as attorney,
                                        executor, trustee or in other
                                        representative capacity, sign name and
                                        title. If a corporation, please sign
                                        with full corporation name by president
                                        or other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person. If held
                                        jointly, both parties must sign and
                                        date.


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